Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Patrick Industries, Inc.

Elkhart, Indiana

We consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement (No. 333-146824) on Form S-3 of Patrick Industries, Inc. of our report dated April 2, 2007 relating to our audit of the 2006 consolidated financial statements, which appears in the Annual Report on Form 10-K/A of Patrick Industries, Inc. for the year ended December 31, 2007.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGLADREY & PULLEN, LLP

Elkhart, Indiana

May 19, 2008